Exhibit 10.53

Agreement No.: PS20-033

Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

LICENSE AGREEMENT

MAIN DOCUMENT

Name of Project: Repair and Maintenance information platform—GOLD

Short description of activities under this License Agreement: Licensor will develop and license to Licensee a digital platform to be used for making vehicle repair and maintenance information available for independent operators in accordance with various applicable national legislations. The result will be used by, at least, Licensor and Licensee.

This License Agreement is between Volvo Car Corporation, Reg. No. 556074-3089, a corporation organized and existing under the laws of Sweden (“Licensor”), and Polestar Performance AB, Reg. Nr. 556653-3096, a corporation organized and existing under the laws of Sweden (“Licensee”).

Each of Licensor and Licensee is hereinafter referred to as a “Party” and jointly as the “Parties”.

BACKGROUND

A.

The Parties have identified a common need to develop a digital platform to be used for making vehicle repair and maintenance information available for independent operators in accordance with various applicable national legislations. Thus, the Parties have agreed to develop such a digital platform which can be used by, at least, both Parties and have agreed that the development costs should be shared equally between the Parties in accordance with what is set out in this Agreement.

B.

The Parties have agreed that the Licensor IP (as defined in Appendix 2) in and to the technology upon which the Project Results (as defined in Appendix 2) will be developed shall vest with Licensor. Consequently, the Parties have agreed that Licensor exclusively shall own any and all rights in and to the Project Results and all modifications, amendments and improvements thereof, in accordance with the terms in this License Agreement (in particular Appendix 2).

C.

Further, the Parties have agreed that Licensor, shall grant Licensee the rights to use the Project Results in accordance with the terms in this license agreement and its appendices (the “License Agreement”). The license granted to the Licensee for the right to use the Project Results hereunder shall correspond to the Licensor’s right to use the Project Results, as further detailed herein.

D.	In light of the foregoing, the Parties have agreed to execute this License Agreement.

AGREEMENT

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1.	GENERAL

1.1

This License Agreement consists of this main document (the “Main Document”) and its appendices. This Main Document sets out the specific terms in respect of the licensing of the Project Results, whereas Appendix 2 sets out certain general terms and conditions applicable to the Parties’ rights, obligations and performance of the Parties’ activities hereunder (the “General Terms”).

1.2	All capitalized terms used, but not specifically defined in this Main Document, shall have the meaning ascribed to them in the General Terms.

2.	AFFILIATE

2.1	Affiliate shall for the purpose of this License Agreement have the following meaning:

2.2

“Affiliate” means any other legal entity that, directly or indirectly, is controlled by Volvo Car Corporation or Polestar Automotive Holding Limited; and control means the possession, directly or indirectly, by agreement or otherwise, of (i) at least 50% of the voting stock, partnership interest or other ownership interest, or (ii) the power (a) to appoint or remove a majority of the board of directors or other governing body of an entity, or (b) to cause the direction of the management of an entity.

3.	PROJECT SPECIFICATION

3.1	The Project Results to be developed are described in the Project Specification (as defined in Appendix 2), attached as Appendix 1, which shall be deemed an integrated part of this Main Document.

4.	LICENSE FEE

4.1	The total license fee for Licensee’s non-exclusive right to use the Project Results, including the Licensor IP thereto is estimated to be SEK [***](“License Fee”).

4.2	The License Fee shall be paid in the currency: Swedish Krona (SEK).

4.3

The License Fee shall be determined by Licensor on an annual basis, based on the activities performed when Licensor develops the Project Results, as set out in Appendix 1. The License Fee should equal [***]applying arm’s length hourly rates using the cost plus method, i.e. full cost incurred plus an arm’s length mark-up. The hourly rates should be reviewed and updated on an annual basis to be in compliance with applicable tax legislation, including but not limited to the principle of “arm’s length distance” between the Parties.

5.	PAYMENT

5.1

The amount provided in this License Agreement is an estimation and the actual amount of payment shall refer to the invoiced amount. The License Fee shall be paid by Licensee in accordance with what is set out in the General Terms.

6.	GOVERNANCE FORUM

6.1

The Parties agree that governance in respect of this License Agreement shall be handled in accordance with what is set out in the General Terms in Appendix 2. When reference is made to a relevant governance forum, it shall for the purpose of this License Agreement have the meaning set out below in this Section 6.

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6.2

The first level of governance forum for handling the co-operation between the Parties in various matters, handling management, prioritisation of development activities etc. under the License Agreement shall be the “Steering Committee”, which regarding cooperation between Licensor and Licensee is the so called Volvo Polestar Business Steering Committee. The Steering Committee shall be the first level of governance forum established by the Parties for handling the cooperation between them in respect of various matters.

6.3

The higher level of governance forum, to which an issue shall be escalated if the Steering Committee fails to agree upon a solution shall be the “Strategic Board”, which regarding cooperation between Service Provider and Purchaser is the so called Volvo Polestar Executive Meeting. The Strategic Board shall be the highest level of governance forum established by the Parties for handling the cooperation between them in respect of various matters.

7.	TERRITORY

7.1	For the purposes of this License Agreement, the “Territory” shall mean all countries in the world.

8.	TEMPLATE FINANCIAL REPORTING

8.1	The Parties agree that the basis for calculating the License Fee shall be transparent and auditable to Licensee and be done based on the template attached as Appendix 3.

9.	ORDER OF PRIORITY

9.1

In the event there are any contradictions or inconsistencies between the terms of this Main Document and any of the Appendices hereto, the Parties agree that the following order of priority shall apply:

(1)	This Main Document

(2)	Appendix 2, General Terms—License Agreement

(3)	Appendix 1, Project Specification

(4)	Appendix 3, Template Financial Reporting

10.	NOTICES

10.1

All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this License Agreement shall be sent to the following addresses and shall otherwise be sent in accordance with the terms in the General Terms:

(a)	To Licensor:

Volvo Car Corporation

Attention: [***]

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50419 Owner’s Controlling & Related Party

VAK HC2N

SE-405 31 Göteborg

Email: [***]

With a copy not constituting notice to:

Volvo Car Corporation

Attention: [***]

57200 SB&T Software RB

SE-405 31 Göteborg

Email: [***]

(b) To Licensee:

Polestar Performance AB

Attention: [***]

Assar Gabrielsson väg 9 418 78 Göteborg

Email: [***]

With a copy not constituting notice to:

Polestar Performance AB

Attention: [***]

Assar Gabrielsson väg 9

418 78 Göteborg

Email: [***]

[SIGNATURE PAGE FOLLOWS]

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This License Agreement has been signed in two (2) originals, of which the Parties have received one (1) each.

VOLVO CAR CORPORATION		POLESTAR PERFORMANCE AB

By:	/s/ Maria Hemberg	By:	/s/ Anna Rudensjo
Printed Name: Maria Hemberg		Printed Name: Anna Rudensjo
Title: General Counsel		Title: General Counsel
Date: 2 Dec, 2020		Date: 6 Dec, 2020

By:	/s/ Carla DeGeyseleer	By:	/s/ Nils Mösko
Printed Name: Carla DeGeyseleer		Printed Name: Nils Mösko
Title: CFO		Title: Deputy CFO
Date: 2 Dec, 2020		Date: 6 Dec, 2020

Agreement No. PS20-033

LICENSE AGREEMENT

APPENDIX 1

PROJECT SPECIFICATION

1.	GENERAL

1.1

This Project Specification is a part of the License Agreement executed between Licensor and Licensee. This Project Specification sets out the scope and the specification of the activities that shail be performed under the License Agreement, the division of responsibilities between Licensor and Licensee and the applicable time plan for the performance of the activities.

2.	DEFINITIONS

2.1

Any capitalised terms used but not specifically defined herein shall have the meanings set out for such terms in the Main Document. In addition, the capitalised terms set out below in this Section 2 shall for the purposes of this Project Specification have the meanings described herein. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa.

2.2	Authorised Repairer - branded and contracted dealer as part of a Party’s network of workshops.

2.3	DevOps Team - The GOLD development team also responsible for support, maintenance & operations of the platform.

2.4	End-customer - Independent Operator registered on the Platform and purchasing online RMI subscriptions or contracting RMI bulk package deliveries.

2.5	End-users - subscribed users to the platform, typically workshop technicians or dealer legal representatives.

2.6

GOLD - Global Online Legal Data Distribution, a Platform built and operated by Licensor to support a catalogue of different types of information to registered and subscribed recipients outside of the Parties’ authorized network. Information provided by the Parties via the platform includes, but is not limited to, Repair & Maintenance Information (RMI) and Periodical Technical Inspection (PTI) information. Customers of RMI are Independent Operators (IO).

2.7	Independent Operator - non-authorized automotive industry actor such as workshops, resellers or redistributors of RMI, tool manufacturers, parts manufacturers, etc.

2.8

RMI - Repair & Maintenance Information, meaning information on how to repair and maintain brand vehicles such as Workshop procedures, Wiring diagrams, Technical service bulletins, Recall information, Maintenance schedules, Spare parts information, Accessories information, Work order labour times, Special tools information, etc.

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2.9	PSP - Payment Service Provider providing services for credit card payments, billing, etc.

2.10	PTI - Periodical Technical Inspection, Information on how to perform a technical inspection on specific parts of the vehicle, for example: Brakes, Steering, Lamps, Chassis, etc.

2.11	OBD-On-Board Diagnostics-connectivity (interface) for vehicle data communication (read, write, update).

2.12

TIS - Technical Information Shop, part of the process for IO to acquire VIDA access dealing with payments. Being part of solution design for up to four (4) RMI use cases and possibly affected by US franchising law brand-separation requirement.

2.13

VIDA - Vehicle Information Diagnostics for After Sales, on-premise client-server system owned and operated by Licensor, which will be used as the source system of RMI for both Parties, and where Party-specific data will be filtered by vehicle profile information (model, model year, etc.). It is part of the solution design for up to four (4) RMI use cases.

3.	GENERAL DESCRIPTION

3.1

The Parties have agreed to develop the GOLD platform. The specific development and implementation activities will be managed by using the Licensor’s GOLD DevOps Team and where Licensee will provide branding material, brand-specific requirements, internal processes support and support during testing.

3.2	The overall objectives of the activities are to create a multi-branded version of the GOLD platform; retrieve content from shared source systems however filtered for Licensee information only.

3.3

Even though the activities under this License Agreement is carried out by Licensor’s resources or resources engaged by Licensor, it is the Parties’ intention to share funding, governance, rights and potential future revenue related to the GOLD platform as equally as possible.

4.	ASSUMPTIONS/PRE-REQUISITES

4.1

The Parties agrees to the overall business logic, rules and setup implemented in the GOLD platform and that those cannot be individually configurated, unless it fundamentally breaks the business requirements of the Party.

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4.2	Branding requirements from either Party are reasonable and can fit within the current design and layout of the GOLD platform without changes to common code.

4.3	Texts related to site content or function are not eligible for change but should instead be mirrored between all Parties and Service Customers.

4.4	Platform development executed in an agile manner with a two to four weeks sprint cadence, sprint demos and with a finishing release period with testing and deploy.

4.5

Branding of VIDA, TIS and other RMI-supporting applications or sites, if required according to, for example, US franchising law on brand separation, is solved by collaboration between the Parties separately from this agreement.

4.6	Stripe is the selected, and by the Licensee contracted, PSP.

4.7	Costs for required infrastructure and third-party software licenses used during the development phase, are [***]. The equivalent costs during the operational phase [***].

4.8	Invoicing of RMI (bulk) customers will only be supported by manual contracting and invoicing outside the GOLD platform by the data owning Party, thus not included in the development scope.

4.9

Product and subscription structure (RMI package access) shall mirror the same setup as for Authorized Repairers similar to the VIDA Base Package with 3 user licenses and predetermined subscription period lengths—however with the difference that no additional user licenses can be bought per dealer site/location. Subscription prices for RMI access can however be customized with different subscription period lengths (shortest subscription length being [***]).

4.10

Any RMI legislative requirements concerning OBD connectivity (symptom resolution, integrated diagnostics, update & replacing modules and tuning kit) for vehicle data communication will be referred to the VIDA desktop application.

5.	DESCRIPTION OF THE ACTIVITIES

5.1	Creation of release plan and a meeting schedule for close collaboration

5.1.1	General Description

Creation of a release plan for the GOLD platform integrated with and adapted for both Parties including Party specific activities. Also establishing a re-occurring collaboration, agile ceremonies and information meetings will need to occur regularly in order to ensure progress continues at an acceptable speed.

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5.1.2	Need

Due to the rigid scope and legally binding deadlines a release plan is useful to define the prerequisites for the initiative. The success of the initiative depends on a strong collaboration between both Parties. These activities aim to strengthen this collaboration and enhance the end product.

5.1.3	Objective

To identify and secure necessary resources and other pre-requisites for the initiative; and ensure requirements are known and translated, issues are discussed and escalated in a timely manner, decisions are made collaboratively, and the right priority is given to backlog items.

5.2	Create Party branded versions of the GOLD platform.

5.2.1	General Description

Each Party will receive a branded version of the GOLD platform including a Party unique URL, site (colours, logos, imagery, header/footer and texts not related to site content or function) and vehicle information packages, pricing & subscriptions.

5.2.2	Need

Secure Party branding and setup of the sites so it represents the brand for users and customers and making it eligible as part of each Party’s “portfolio”.

5.2.3	Objective

The objective is to create Party branded versions which reflects each Party’s branding requirements and fulfilling required part of the ISO 18541 standard.

5.3	Develop code for all necessary Party specific service calls to content delivery web services.

5.3.1	General Description

Implement web service calls for fetching and updating Party data utilizing standardized patterns for each Party’s specific adapters and similar.

5.3.2	Need

The platform will utilize a common codebase to keep all functions common to the largest extent possible to secure low maintenance, operations and new development cost going forward. The basic logical code-layer will however cater for each Party’s specifics such as web services by using adapters and other similar patterns; and certain brand-related page configurations according to each Party’s specific requirements.

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5.3.3	Objective

To secure information search and retrieval; and applying Party specific business logic.

5.4

Implement integrations towards finance system(s) (i.e. connection to Stripe) specific to each Party, as well as negotiation and contract preparation with the supplier of Stripe on behalf of both Parties.

5.4.1	General Description

Implement integrations sending sales and accounting information (booking entries) to each Party’s finance system (and any other system as required to secure the revenue stream).

5.4.2	Need

Each Party’s revenue generated through the platform need to be booked directly into the relevant Party’s finance system without passing through the other Party’s system.

5.4.3	Objective

Integration towards each Party’s finance system set up and successfully receiving revenue, account and booking information and entries according to sales. Prepare purchasing agreement of Stripe application on behalf of both Parties.

5.5	Perform necessary testing and quality activities including System Integration Tests in collaboration with each Party’s user groups & stakeholders.

5.5.1	General Description

Implement unit tests for all functions, utilize test automation for functional testing, test web services using SoapUI from SMARTBEAR or equivalent tool, test performance and scalability using appropriate tools, perform user testing and perform integration end-to- end tests. Bug fixing of critical and important bugs.

5.5.2	Need

To secure quality of RMI delivery of functions according to legislative requirements and as defined by the ISO-18541 standard.

5.5.3	Objective

To secure services are reachable, secure, usable, functional, valuable and operate according to specifications.

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5.6	Deploy the adapted and branded GOLD website for each Party accessible for the Party’s RMI customers.

5.6.1	General Description

Deploy the Party branded versions of the GOLD platform into the selected secure cloud platform with a Party-unique URL accessible for the Party’s RMI customers.

5.6.2	Need

Each Party’s customers need to be able to register, login, search and access the Party’s RMI information and available vehicle services such as diagnostics and software update as required by EU legislation.

5.6.3	Objective

Each Party’s version of the GOLD platform is deployed and accessible for the Party’s RMI customers.

5.7	Setup and prepare for maintenance and operations of the platform

Setup all necessary servers and fulfil other pre-requisites to secure operations and maintenance of the platform as provided to the Parties.

5.7.1	General Description

Set up production servers (and any additional servers needed), install software and perform deployment (including starting all necessary integrations) of branded versions of the platform according to the Parties’ brand guidelines and with the Parties’ site and vehicle information content.

Secure availability of all integrated systems.

5.7.2	Need

Hardware, software and servers need to be available for the application to be deployed and launched.

Integrated systems need to be ready to start operating necessary platform services.

5.7.3	Objective

Platform deployed and launched on available production servers.

5.8	Establish all necessary support functions

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5.8.1	General Description

Provide credit card payment option and telephone contact details for technical support to each Party’s end-users.

Register the application onto the Licensor’s support platform(s) for 1st line support for application and data quality cases.

Secure support function by application DevOps team for 2nd (application) and 3rd line (data quality) support.

Setup 4th line (development) support and value-stream to support bug fixing, change requests and new development by the DevOps team.

Document and deliver support instructions for all stakeholders, including end-customers.

5.8.2	Need

End-users need to be able to get support regarding the platform, vehicle data and workshop activities.

5.8.3	Objective

All support functions set up and fully operational.

6.	TIMING AND DELIVERABLES

6.1	The activities shall commence on [***] and end no later than [***].

6.2	The following milestones and/or deadlines shall apply:

[***]

7.	ESTIMATED HOURS

7.1	The Parties estimate that [***] hours are required to perform Licensee’s share of the activities.

8.	PARTIES RESPONSIBILITIES

8.1	General. The division of the responsibilities between the Parties can be described as follows in this Sections.

8.2	Licensor’s responsibilities. Licensor is responsible for the following activities:

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(a)

Implement the user functions and capabilities as stipulated by ISO 18541 in its entirety, however with agreed exceptions for non-existing RMI information, OBD connectivity and SERMI functionality; required by the Licensee to abide to the RMI legislation;

(b)	Secure solution adherence to internal IT security and best practices policies according to its classification, as well as adherence to global legislation such as GDPR and similar;

(c)	Secure necessary development for any integrated Licensor system;

(d)	Implement Licensee specific branding and mandatory functional requirements aligned with stated business goals;

(e)	Plan and lead the development and implementation work;

(f)	Report to cross-brand GOLD-RMI operational committee;

(g)	Deploy services making them available for public internet access

8.3	Licensee’s responsibilities. Licensee is responsible for all the other activities in relation to the Licensee’s branding and functional & content providing services, including:

(a)	Provide branding requirements and material—texts and translations (in decided format), imagery, logotypes, fonts, URL-names, certificates, e-mail address names, etc.;

(b)	Provide RMI (functional) requirements specific to Licensee;

(c)	Provide information necessary for solution design and interface specifications;

(d)	Secure and enable provision of Licensee RMI base data;

(e)	Secure and provide financing for all necessary 3rd-party software and licenses;

(f)	Secure financing for, and execution of, any necessary change due to the new revenue stream configuration of the Licensee’s finance application;

(g)	Contract selected PSP Stripe and provide access to the Stripe admin account;

(h)	Participate in testing and quality activities, including correcting found issues;
(i)	Participate in collaborative requirements and design activities such as meetings and workshops;

(j)	Report to the cross-brand steering committee and abide by their decisions.

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LICENSE AGREEMENT

APPENDIX 2

GENERAL TERMS

1.	BACKGROUND

This Appendix 2, General Terms- License Agreement (Development for Common Use), (the “General Terms”) is an Appendix to the Main Document and is an integrated part of the License Agreement entered into between the Parties.

2.	DEFINITIONS

2.1

For the purpose of these General Terms, the following terms shall have the meanings assigned to them below. All capitalized terms in singular in the list of definitions shall have the same meaning in plural and vice versa. Any capitalized terms used, but not specifically defined below in this Section 2, shall have the meaning ascribed to them in the License Agreement.

2.2	“Appendix” means an appendix to the Main Document.

2.3

“Change Management” means maintenance and development of Project Results, to be performed 90 days after the start of production of the first vehicle in which the Project Results are installed, incorporated, included or otherwise used, and which are driven by for example legal requirements or changes in other products/parts having an effect on the Project Results.

2.4

“Confidential Information” means any and all non-public information regarding the Parties and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to the existence, content and subject matter of this License Agreement, information relating to Intellectual Property Rights, concepts, technologies, processes, commercial figures, techniques, algorithms, formulas, methodologies, knowhow, strategic plans and budgets, investments, customers and sales, designs, graphics, CAD models, CAE data, statement of works (including engineering statement of works and any high level specification), targets, test plans/reports, technical performance data and engineering sign-off documents and other information of a sensitive nature, that a Party learns from or about the other Party prior to or after the execution of this License Agreement.

2.5	“Data Room” means (if applicable) the information sharing platform agreed to be used between the Parties for making available the Project Results to Licensee.

2.6	“Disclosing Party” means the Party disclosing Confidential Information to the Receiving Party.

2.7	“Force Majeure Event” shall have the meaning set out in Section 14.1.1.

2.8

“Industry Standard” means the exercise of such professionalism, skill, diligence, prudence and foresight that would normally be expected at any given time from a skilled and experienced actor engaged in a similar type of undertaking as under this License Agreement.

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2.9

“Intellectual Property Rights” or “IP” means Patents, Non-patented IP and rights in Confidential information to the extent protected under applicable laws anywhere in the world. For the avoidance of doubt, Trademarks are not comprised by this definition.

2.10	“License Agreement” means the Main Document including all of its Appendices and their Schedules as amended from time to time.

2.11	“License Fee” means the license fee as set out in the Main Document.

2.12	“Licensor IP” means the intellectual Property Rights either.

(a)	owned by Licensor;

(b)	created, developed or invented by directors, managers, employees or consultants of Licensor; or

(c)	to which the Licensor has licensed rights instead of ownership and the right to grant a sublicense prior to the execution of this License Agreement, and any Intellectual Property Rights developed or otherwise acquired independently of this License Agreement.

2.13	“Main Document” means the contract document which is signed by Licensor and Licensee, to which these General Terms are an Appendix.

2.14

“Non-patented IP” means copyrights (including rights in computer software), database rights, semiconductor topography rights, rights in designs, and other intellectual property rights (other than Trademarks and Patents) and all rights or forms of protection having equivalent or similar effect anywhere in the world, in each case whether registered or unregistered, and registered includes registrations, applications for registration and renewals whether made before, on or after execution of this License Agreement.

2.15

“Patent” means any patent, patent application, or utility model, whether filed before, on or after execution of this License Agreement, along with any continuation, continuation-in- part, divisional, re-examined or re-issued patent, foreign counterpart or renewal or extension of any of the foregoing.

2.16

“Project Results” shall mean the outcome of what is described in the Project Specification (including but not limited to the technology, software, methods, processes, deliverables, objects, products, documentation, modifications, improvements, and/or amendments to be finalised by Licensor under the Project Specification) and any other outcome or result of the activities to be performed by Licensor as described in the Project Specification, irrespective of whether the performance of the Work has been completed or not.

2.17	“Receiving Party” means the Party receiving Confidential Information from the Disclosing Party.

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2.18

“Project Specification” means the technical and functional statement of work, which describes the Project Results that shall be developed by Licensor hereunder, which is set out in Appendix 1, Project Specification.

2.19	“Territory” shall mean the territory defined in the Main Document.

2.20	“Third Party” means a party other than any of the Parties and/or an Affiliate of one of the Parties to this License Agreement.

2.21

“Trademarks” means trademarks (including part numbers that are trademarks), service marks, logos, trade names, business names, assumed names, trade dress and get-up, and domain names, in each case whether registered or unregistered, including all applications, registrations, renewals and the like, in each case to the extent they constitute rights that are enforceable against Third Parties.

2.22

“Use” means to make, have made, use (including in a process, such as use in designing, engineering, testing or assembling products or in their research or development), keep, install, integrate, extract, assemble, reproduce, incorporate, create derivative works of, modify, adapt, improve, enhance, develop, service or repair, including in the case of installation, integration, assembly, service or repair, the right to have a subcontractor of any tier carry out any of these activities on behalf of Licensee.

2.23

The right to “have made” is the right of Licensee, as applicable, to have another person (or their subcontractor of any tier) make for Licensee and does not include the right to grant sublicenses to another person to make for such person’s own use or use other than for Licensee.

2.24	“Work” means the activities performed by Licensor when finalising the Project Results, in accordance with the Project Specification and these General Terms.

3.	THE PROJECT RESULTS

3.1

General. The Project Results and any Licensor IP thereto to be licensed from Licensor to Licensee under this License Agreement are further described in the Project Specification, and shall be developed in accordance with the principles set out therein.

3.2	Development of the Project Results.

3.2.1

When finalising the Project Results, Licensor shall use professional and skilled personnel, reasonably experienced for the Work to be performed. Licensor shall work according to the same standard of care and professionalism that is done in Licensor’s internal development projects. Such standard of care and professionalism shall however at all times correspond to Industry Standard. In addition, the Project Results and any Licensor IP thereto shall comply with applicable laws and regulations to the extent set out in the Project Specification.

3.2.2

Licensor agrees that when the Project Results, including any Licensor IP thereto, have been finalised, they shall correspond to the requirements set out in this License Agreement and shall comply with applicable laws and regulations.

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3.2.3

In the event the Project Results, including any Licensor IP thereto, or any part thereof, more than insignificantly deviate from the requirements set forth in the Project Specification, or otherwise are faulty or defective (except for minor faults and defects, which do affect the intended use of the Project Results), Licensor shall remedy such incompliance, fault or defect as soon as reasonably possible.

3.2.4

Licensor acknowledges that time is of essence and Licensor agrees to strictly respect and adhere to the deadlines set out in Appendix 1. In the event Licensor risks not to meet an agreed deadline or is otherwise in delay, Licensor shall appoint additional resources in order to avoid the effects of the anticipated delay or the delay (as the case may be).

3.2.5	In the event Licensor fails to act in accordance with Section 3.2.3 and 3.2.4 above, such failure shall be escalated in accordance with the escalation principles set forth in Section

16.1 and eventually give Licensee the right to terminate the License Agreement in accordance with Section 13.3.

3.3	Making available the Project Results.

3.3.1

Licensor shall make the Project Results (or if not finalised, any part of the Project Results that has been finalised) available to Licensee within the timeframes specified in Appendix 1, but under all circumstances promptly after any part of the Project Results has been finalised.

3.3.2

The Project Results (or any finalised part thereof) shall be made available by Licensor to Licensee if such files have been electronically loaded into and made accessible by Licensor in the Data Room agreed upon (if applicable).

3.4

Change Management. Licensor has an obligation to, upon Licensee’s request, perform Change Management in relation to the developed Project Results, such as changes required in order to maintain functionality, adjust the Project Results due to new technical solutions etc. For the avoidance of doubt, the performance of Change Management is however not governed by this License Agreement, but shall be subject to a separate agreement between the Parties, which the Parties upon either Party’s request shall execute.

4.	LICENSE

4.1	License grant.

4.1.1

Licensor hereby grants to Licensee a non-exclusive, irrevocable, perpetual (however at least 50 years long (however, in no event shall such time exceed the validity period of any Licensor IP included in the license described hereunder)), fully paid-up (through Licensee’s due payment of the License Fee), non-assignable (however assignable to Licensee’s Affiliates) license to, within in the Territory;

(a)	Use, in whole or in part, the Project Results and any Licensor IP therein and thereto; and

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(b)

design, engineer. Use, make and have made, repair, service, market, sell and make available products and/or services based on, incorporating or using the Project Results and Licensor IP referred to in (a) above, in whole or in part.

4.1.2

Notwithstanding anything to the contrary in the License Agreement, nothing in these General Terms or otherwise in the License Agreement shall be construed as to give Licensee any rights, including but not limited to any license rights (express or implied), to any Licensor IP, except as expressly stated herein.

4.1.3

The license granted to Licensee under Section 4.1.1 above shall be fully sublicensable to Licensee’s Affiliates. For the avoidance of doubt, Licensor shall be entitled to license the Project Results, including any Licensor IP therein, to Licensor’s Affiliates without prior written consent from Licensee.

4.1.4

in the event either Licensee or Licensor would want to sublicense/license the rights granted to Licensee under Section 4.1.1 above in whole, or a substantial part of said rights, to a Third Party which is not under the control of Zhejiang Geely Holding Group Co., Ltd. or any of its affiliates, such sublicense/license requires the prior written approval of the other Party, which shall not be unreasonably withheld or delayed (whereby a sublicense/license to a Third Party which is a competitor of either Party is an example of what could be deemed unreasonable). Any approval in accordance with the foregoing shall be handled at a high governance level by the Strategic Board. For the avoidance of doubt, the other Party has no obligation to provide any support regarding sublicensing/licensing of any rights connected to this License Agreement to a Party providing a sublicense/license to a Third Party, unless otherwise agreed by the Parties.

4.1.5

Correspondingly, in the event either Licensee or Licensor would want to sublicense/license the rights granted to Licensee under Section 4.1.1 above in whole, or a substantial part of said rights, to a party which is under the control of Zhejiang Geely Holding Group Co., Ltd. or any of its affiliates, such sublicense/license requires the prior written approval of the other Party, which shall not be unreasonably withheld or delayed (whereby a sublicense/license to a Third Party which is a competitor of either Party is an example of what could be deemed unreasonable). Any approval in accordance with the foregoing shall be handled by the Steering Committee.

4.1.6

In the event any of the Parties sublicense/license their rights under this License Agreement to a Third Party, according to Sections 4.1.4 or 4.1.5 above, the Parties agree that the revenue acquired by such Third Party shall contribute both Parties equally. This will, however, be governed by a separate contract related to GOLD operations and maintenance (agreement number PS20-034).

5.	INTELLECTUAL PROPERTY RIGHTS

5.1	Ownership.

5.1.1

Each Party remains the sole and exclusive owner of (i) any Intellectual Property Rights owned prior to the execution of this License Agreement, (ii) any Intellectual Property Rights developed or otherwise acquired independently of this License Agreement, and (iii) any Intellectual Property Rights which are modifications, amendments or derivatives of any Intellectual Property Rights already owned by such Party.

Agreement No. PS20-033

5.1.2	Nothing in this License Agreement shall be deemed to constitute an assignment of, or license to use, any Trademarks of the other Party, except for what is stated in section 5.4 below.

5.1.3

Licensor shall be the sole and exclusive owner of the Project Results, including any Licensor IP thereto, which includes any modifications, amendments and improvements made of the Project Results. Nothing in these General Terms or in the License Agreement shall be deemed an assignment of ownership of the Project Results, including any Licensor IP thereto, from Licensor to Licensee.

5.2	Suspected infringement.

5.2.1	Licensee shall promptly (upon becoming aware) notify Licensor in writing of:

(a)

any conduct of a Third Party that Licensee reasonably believes to be, or reasonably believes to be likely to be, an infringement, misappropriation or other violation of any Intellectual Property Rights licensed to Licensee hereunder by a Third Party; or

(b)

any allegations made to Licensee by a Third Party that any Intellectual Property Rights licensed hereunder are invalid, subject to cancellation, unenforceable, or is a misappropriation of any Intellectual Property Rights of a Third Party.

5.2.2

In the event that Licensee has provided Licensor a notification pursuant to Section 5.2.1(a) above, and Licensor decides not to take any action against the Third Party, Licensor may approve in writing that Licensee shall be entitled to itself take action against the Third Party at its own cost. If Licensor approves, it shall provide reasonable assistance to Licensee, as requested by Licensee at Licensee’s expense. If Licensor does not approve to Licensee taking such action, the issue should be escalated to the Strategic Board for decision.

5.2.3

For the avoidance of doubt, Licensor has no responsibility in the event the Project Results are alleged to infringe in any Third Party’s Intellectual Property Rights and Licensor has, except for what is set out above in this Section 5.2 no obligation to defend and hold Licensee harmless from and against any alleged infringements.

5.3	Volvo brand name.

5.3.1

For the sake of clarity, it is especially noted that this License Agreement does not include any right to use the “Volvo” brand name, or Trademarks, or refer to “Volvo” in communications or official documents of whatever kind. The Parties acknowledge that the “Volvo” Trademarks as well as the “Volvo” name is owned by Volvo Trademark Holding AB and that the right to use the name and the “Volvo” Trademarks is subject to a license agreement, which stipulates that the name, Trademarks and all thereto related Intellectual Property can only be used by Volvo Car Corporation and its Affiliates in relation to Volvo products.

Agreement No. PS20-033

5.3.2

This means that this License Agreement does not include any rights to directly or indirectly use the “Volvo” brand name or “Volvo” Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence

5.4	Polestar brand name.

5.4.1

This License Agreement includes the right to use the Polestar brand name or Trademarks, or refer to Polestar for the limited purpose of what is needed to develop the GOLD platform. When using the Polestar Trademark or Polestar brand name the Licensor shall, with respect to the GOLD platform limitations, comply with any instructions or guidelines provided by Licensee.

5.4.2

For the avoidance of doubt, this License Agreement does not include any other rights to directly or indirectly use the Polestar brand name or Polestar Trademarks, on or for any products outside the scope of this License Agreement, or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence, unless with the prior written consent of Polestar.

6.	LICENSE FEE

6.1

In consideration of Licensor’s performance of its obligations under the License Agreement and the license granted from Licensor to Licensee hereunder, Licensee agrees to pay to Licensor the License Fee as set out in the Main Document.

7.	PAYMENT TERMS

7.1	The License Fee shall be paid in the currency set out in the Main Document, in a timely manner and in accordance with the payment terms set forth in this Section 7.

7.2

Licensor is responsible for charging and declaring sales tax/VAT or other taxes as follow from applicable law. Any applicable sales tax/VAT on the agreed price will be included in the invoices and paid by the Licensee. All amounts referred to in this License Agreement are exclusive of VAT.

7.3

If Licensor is obligated to collect or pay taxes, such taxes shall be invoiced to Licensee, unless Licensee provides a valid tax exemption certificate authorized by the appropriate Tax Authority. If Licensee is required by law to withhold any taxes from its payments Licensee must provide an official tax receipt or other appropriate documentation to support this withholding.

7.4	Any amount of the License Fee invoiced by Licensor to Licensee shall be paid by Licensee within 30 days after the invoice date.

7.5

Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be based on the one month applicable interbank rate, depending on invoice and currency, with an addition of two per cent (2.0%) per annum.

Agreement No. PS20-033

7.6	Any paid portion of the License Fee is non-refundable, with the exception set forth in the Main Document.

8.	AUDIT

8.1

During the Term of the License Agreement, Licensee shall have the right to, upon reasonable notice in writing to Licensor, inspect Licensor’s books and records related to the Project Results and the premises where the Work is carried out, in order to conduct quality controls and otherwise verify the statements rendered under this License Agreement.

8.2

Audits shall be made during regular business hours and be conducted by Licensee or by an independent auditor appointed by Licensee. Should Licensee during any inspection find that Licensor or the Project Results does/do not fulfil the requirements set forth herein, Licensee is entitled to comment on the identified deviations. Licensor shall, upon notice from Licensee, take reasonable efforts to take the actions required in order to fulfil the requirements. In the event the Parties cannot agree upon measures to be taken in respect of the audit, each Party shall be entitled to escalate such issue to the Steering Committee.

9.	WARRANTIES

9.1	Each Party warrants and represents to the other Party that:

(a)	it is duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable;

(b)	it has full corporate power and authority to execute and deliver this License Agreement and to perform its obligations hereunder;

(c)

the execution, delivery and performance of this License Agreement have been duly authorized and approved, with such authorization and approval in full force and effect, and do not and will not (i) violate any laws or regulations applicable to it or (ii) violate its organization documents or any agreement to which it is a party; and

(d)	this License Agreement is a legal and binding obligation of it, enforceable against it in accordance with its terms.

9.2

The Parties acknowledge that the Project Results, including any Licensor IP thereto, are licensed to Licensee on an “as is” basis, without any warranties or representations of any kind (except for the warranties in Section 9.1 above), whether implied or express, and in particular any warranties of suitability, merchantability, description, design and fitness for a particular purpose, non-infringement, completeness, systems integration and accuracy are expressly excluded to the maximum extent permissible by law.

10.	LIMITATION OF LIABILITY

10.1	Neither Party shall be responsible for any indirect, incidental or consequential damage or any losses of production or profit caused by it under this License Agreement.

Agreement No. PS20-033

10.2

Each Party’s aggregate liability for any direct damage arising out of or in connection with this License Agreement shall be limited to 30 % of the total License Fee payable by Licensee to Licensor hereunder.

10.3	The limitations of liability set forth in this Section 10 shall not apply in respect of damage;

(a)	claims related to death or bodily injury;

(b)	caused by wilful misconduct or gross negligence;

(c)	caused by a Party’s breach of the confidentiality undertakings in Section 12 below; or

(d)	arising out of an infringement, or alleged infringement, of the other Party’s or any third party’s Intellectual Property.

11.	GOVERNANCE AND CHANGES

11.1	Governance.

11.1.1

The Parties shall act in good faith in all matters and shall at all times co-operate in respect of changes to this License Agreement as well as issues and/or disputes arising under this License Agreement.

11.1.2

The governance and co-operation between the Parties in respect of this License Agreement shall primarily be administered on an operational level. In the event the Parties on an operational level cannot agree upon inter alia the prioritisation of development activities or other aspects relating to the co-operation between the Parties, each Party shall be entitled to escalate such issue to the relevant governance forum, i.e. the Steering Committee and the Strategic Board respectively.

11.1.3	If the Steering Committee fails to agree upon a solution of the disagreement the relevant issue should be escalated to the Strategic Board for decision.

11.2	Changes.

11.2.1

During the term of the Project Specification, either Party can request changes to the Project Specification, which shall be handled in accordance with the governance procedure set forth in Section 11.1 above. Both Parties agree to act in good faith to address and respond to any requested change requests within a reasonable period of time.

11.1.2

The Parties acknowledge that Licensor will not perform in accordance with such change request until agreed in writing between the Parties. For the avoidance of any doubt, until there is agreement about the requested change, all work shall continue in accordance with the existing Project Specification.

12	CONFIDENTIAL INFORMATION

12.1	The Parties shall take any and all necessary measures to comply with the security and confidentiality procedures of the other Party.

Agreement No. PS20-033

12.2

All Confidential information shall only be used for the purposes comprised by the fulfilment of this License Agreement. Each Party will keep in confidence any Confidential Information obtained in relation to this License Agreement and will not divulge the same to any Third Party, unless the exceptions specifically set forth below in this Section 12.2 below apply, in order to obtain patent protection or when approved by the other Party in writing, and with the exception of their own officers, employees, consultants or sub-contractors with a need to know as to enable such personnel to perform their duties hereunder. This provision will not apply to Confidential Information which the Receiving Party can demonstrate;

(a)	was in the public domain other than by breach of this undertaking, or by another confidentiality undertaking;

(b)	was already in the possession of the Receiving Party before its receipt from the Disclosing Party;

(c)	is obtained from a Third Party who is free to divulge the same;

(d)	is required to be disclosed by mandatory law, court order, lawful government action or applicable stock exchange regulations;

(e)	is reasonably necessary for either Party to utilize its rights and use of its Intellectual Property Rights; or

(f)	is developed or created by one Party independently of the other, without any part thereof having been developed or created with assistance or information received from the other Party.

12.3

The Receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, as the Receiving Parts uses to protect its own Confidential Information of similar nature, to prevent the dissemination to Third Parties or publication of the Confidential Information. Further, each Party shall ensure that its employees and consultants are bound by a similar duty of confidentiality and that any subcontractors taking part in the fulfilment of that Party’s obligations hereunder, enters into a confidentiality undertaking containing in essence similar provisions as those set forth in this Section 12.

12.4

Any tangible materials that disclose or embody Confidential Information should be marked by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by the Disclosing Party as confidential at the time of disclosure, with subsequent confirmation in writing within 30 days after disclosure. However, the lack of marking or subsequent confirmation that the disclosed information shall be regarded as “Confidential”, “Proprietary” or the substantial equivalent thereof does not disqualify the disclosed information from being classified as Confidential Information.

12.5

If any Party violates any of its obligations described in this Section 12, the violating Party shall, upon notification from the other Party, (i) immediately cease to proceed such harmful violation and take all actions needed to rectify said behaviour and (ii) financially compensate for the harm suffered as determined by an arbitral tribunal pursuant to Section 16.2 below. All legal remedies (compensatory but not punitive in nature) according to law shall apply.

Agreement No. PS20-033

12.6

For the avoidance of doubt, this Section 12 does not permit disclosure of source code to software, and/or any substantial parts of design documents to software, included in the Project Results, to any Third Party, notwithstanding what it set forth above in this Section 12. Any such disclosure to any Third Party is permitted only if approved in writing by Licensor.

12.7	This confidentiality provision shall survive the expiration or termination of this License Agreement without limitation in time.

13.	TERM AND TERMINATION

13.1

This License Agreement shall become effective when the Main Document is signed by duly authorised signatories of each Party and shall, unless terminated in accordance with this Section 13 below, remain in force during the validity of the license period of the license granted to Licensee hereunder.

13.2	Either Party shall be entitled to terminate this License Agreement with immediate effect in the event:

(a)

the other Party commits a material breach of the terms of this License Agreement, which has not been remedied within 30 days from written notice from the other Party to remedy such breach (if capable of being remedied); or

(b)

if the other Party should become insolvent or enter into negotiations on composition with its creditors or a petition in bankruptcy should be filed by it or it should make an assignment for the benefit of its creditors.

13.3

Furthermore, Licensee is entitled to terminate this License Agreement with immediate effect in case Licensor acts in breach, which is not insignificant, of what is set forth in Section 3.2.3 and 3.2.4 provided that the issue first has been escalated in accordance with Section 16.1.

13.4	For the avoidance of doubt, neither Party shall be entitled to unilaterally terminate this License Agreement for convenience.

14.	MISCELLANEOUS

14.1	Force majeure.

14.1.1

Neither Party shall be liable for any failure or delay in performing its obligations under the License Agreement to the extent that such failure or delay is caused by a Force Majeure Event. A “Force Majeure Event” means any event beyond a Party’s reasonable control, which by its nature could not have been foreseen, or, if it could have been foreseen, was unavoidable, including strikes, lock-outs or other industrial disputes (whether involving its own workforce or a Third Party’s), failure of energy sources or transport network, restrictions concerning motive force, acts of God, war, terrorism, insurgencies and riots, civil commotion, mobilization or extensive call ups, interference by civil or military authorities, national or international calamity, currency restrictions,

Agreement No. PS20-033

requisitions, confiscation, armed conflict, malicious damage, breakdown of plant or machinery, nuclear, chemical or biological contamination, sonic boom, explosions, collapse of building structures, fires, floods, storms, stroke of lightning, earthquakes, loss at sea, epidemics or similar events, natural disasters or extreme adverse weather conditions, or default or delays of suppliers or subcontractors if such default or delay has been caused by a Force Majeure Event.

14.1.2

A non-performing Party, which claims there is a Force Majeure Event, and cannot perform its obligations under the License Agreement as a consequence thereof, shall use all commercially reasonable efforts to continue to perform or to mitigate the impact of its nonperformance notwithstanding the Force Majeure Event and shall continue the performance of its obligations as soon as the Force Majeure Event ceases to exist.

14.2

Notices. All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this License Agreement must be in legible writing in the English language delivered by personal delivery, email transmission or prepaid overnight courier using an internationally recognized courier service and shall be effective upon receipt, which shall be deemed to have occurred:

(a)	in case of personal delivery, at the time and on the date of personal delivery;

(b)	if sent by email transmission, at the time and date indicated on a response confirming such successful email transmission;

(c)	if delivered by courier, at the time and on the date of delivery as confirmed in the records of such courier service; or

(d)	at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation;

in each case provided that if such receipt occurred on a non-business day, then notice shall be deemed to have been received on the next following business day; and provided further that where any notice, demand, request or other communication is provided by any party by email, such party shall also provide a copy of such notice, demand, request or other communication by using one of the other methods. All such notices, demands, requests and other communications shall be addressed to the address, and with the attention, as set forth in the Main Document, or to such other address, number or email address as a Party may designate.

14.3	Assignment.

14.3.1	Neither Party may, wholly or partly, assign, pledge or otherwise dispose of its rights and/or obligations under this License Agreement without the other Party’s prior written consent.

14.3.2	Notwithstanding the above, each Party may assign this License Agreement to an Affiliate without the prior written consent of the other Party.

14.4

Waiver. Neither Party shall be deprived of any right under this License Agreement because of its failure to exercise any right under this License Agreement or failure to notify the infringing party of a breach in connection with the License Agreement. Notwithstanding the foregoing, rules on complaints and limitation periods shall apply.

Agreement No. PS20-033

14.5

Severability. In the event any provision of this License Agreement is wholly or partly invalid, the validity of the License Agreement as a whole shall not be affected and the remaining provisions of the License Agreement shall remain valid. To the extent that such invalidity materially affects a Party’s benefit from, or performance under, the License Agreement, it shall be reasonably amended.

14.6

Entire agreement. All arrangements, commitments and undertakings in connection with the subject matter of this License Agreement (whether written or oral) made before the date of this License Agreement are superseded by this License Agreement and its Appendices.

14.7	Amendments. Any amendment or addition to this License Agreement must be made in writing and signed by the Parties to be valid.

14.8

Survival. If this License Agreement is terminated or expires pursuant to Section 13 above, Section 12 (Confidentiality), Section 15 (Governing Law}, Section 16 (Dispute Resolution) as well as this Section 14.8, shall survive any termination or expiration and remain in force as between the Parties after such termination or expiration.

15.	GOVERNING LAW

15.1

This License Agreement and all non-contractual obligations in connection with this License Agreement shall be governed by the substantive laws of Sweden without giving regard to its conflict of laws principles.

16.	DISPUTE RESOLUTION

16.1	Escalation principles.

16.1.1

In case the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and each Party shall notify the other Party hereof by the means of a deadlock notice and simultaneously send a copy of the notice to the Steering Committee. Upon the receipt of such a deadlock notice, the receiving Party shall within ten days of receipt, prepare and circulate to the other Party a statement setting out its position on the matter in dispute and reasons for adopting such position, and simultaneously send a copy of its statement to the Steering Committee. Each such statement shall be considered by the next regular meeting held by the Steering Committee or in a forum meeting specifically called upon by either Party for the settlement of the issue.

16.1.2

The members of the Steering Committee shall use reasonable endeavours to resolve a deadlock situation in good faith. As part thereof, the Steering Committee may request the Parties to in good faith develop and agree on a plan to resolve or address the breach, to be presented for the Steering Committee without undue delay. If the Steering Committee agrees upon a resolution or disposition of the matter, the Parties shall agree in writing on terms of such resolution or disposition and the Parties shall procure that such resolution or disposition is fully and promptly carried into effect.

Agreement No. PS20-033

16.1.3

If the Steering Committee cannot settle the deadlock within 30 days from the deadlock notice pursuant to the section above, despite using reasonable endeavours to do so, such deadlock will be referred to the Strategic Board for decision. If no Steering Committee has been established between the Parties, the relevant issue shall be referred to the Strategic Board. Should the matter not have been resolved by the Strategic Board within 30 days counting from when the matter was referred to them, despite using reasonable endeavours to do so, the matter shall be resolved in accordance with Section 16.2 below.

16.1.4

All notices and communications exchanged in the course of a deadlock resolution proceeding shall be considered Confidential Information of each Party and be subject to the confidentiality undertaking in Section 12 above.

16.1.5

Notwithstanding the above, the Parties agree that either Party may disregard the time frames set forth in this Section 16.1 and apply shorter time frames and/or escalate an issue directly to the Strategic Board in the event the escalated issue is of an urgent character and where the applicable time frames set out above are not appropriate.

16.2	Arbitration.

16.2.1

Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce, whereas the seat of arbitration shall be Gothenburg, Sweden, the language to be used in the arbitral proceedings shall be English, and the arbitral tribunal shall be composed of three arbitrators.

16.2.2

Irrespective of any discussions or disputes between the Parties, each Party shall always continue to fulfil its undertakings under this Agreement unless an arbitral tribunal or court (as the case may be) decides otherwise.

16.2.3

In any arbitration proceeding, any legal proceeding to enforce any arbitration award, or any other legal proceedings between the Parties relating to this Agreement, each Party expressly waives the defence of sovereign immunity and any other defence based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Such waiver includes a waiver of any defence of sovereign immunity in respect of enforcement of arbitral awards and/or sovereign immunity from execution over any of its assets.

16.2.4	All arbitral proceedings as well as any and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential.

Appendix 3

PS20-033 GOLD platform development

Project Expense

[***]

PS21-041

AMENDMENT AGREEMENT NO. 1

This Amendment Agreement to the “License Agreement, Repair and Maintenance Information platform – GOLD” (“Amendment”) is between

Volvo Car Corporation, Reg. No. 556074-3089, a corporation organized and existing under the laws of Sweden (“Licensor”) and

Polestar Performance AB, Reg. Nr. 556653-3096, a corporation organized and existing under the laws of Sweden (“Licensee”).

Each of Licensor and Licensee is hereinafter referred to as a “Party” and jointly as the “Parties”.

BACKGROUND

A.	The Parties have entered into a License Agreement, Repair and Maintenance Information platform – GOLD (Agreement No. PS20-033) on 6 December 2020 (the “Agreement”).

B.	The Parties now wish to amend the Agreement to the extent set out below.

C.	Now, therefore, the Parties agree as follows:

1.	SCOPE OF AMENDMENT

1.1

The Agreement will be deemed amended to the extent herein provided and will, except as specifically amended, continue in full force and effect in accordance with its original terms. In case of any discrepancy between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. Any definitions used in this Amendment shall, unless otherwise is stated herein, have the respective meanings set forth in the Agreement.

1.2

The amendments to the provisions in the Agreement as stated in Section 2 below, such provisions highlighted for ease of reference in bold italics, shall come into force on the date this Amendment is signed by the last Party to sign it (as indicated by the date associated with that Party’s signature).

2.	AMENDMENTS

2.1

Appendix 2 to the Agreement shall be replaced in its entirety by Appendix 2 attached to this Amendment, which for the sake of clarity and in line with the original structure of the Agreement will carry the title Appendix 2.

3.	GENERAL PROVISIONS

3.1	This Amendment is and should be regarded and interpreted as an amendment to the Agreement. The validity of this Amendment is therefore dependent upon the validity of the Agreement.

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PS21-041

3.2

No amendment of this Amendment will be effective unless it is in writing and signed by both Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Amendment.

3.3	Sections 15 and 16 of Appendix 2 of the Agreement shall apply to this Amendment as well. For clarity, even if the entire Appendix 2 is exchanged, the refered to Sections have not been modified.

[SIGNATURE PAGE FOLLOWS]

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PS21-041

This Service Agreement has been signed electronically by both Parties.

VOLVO CAR CORPORATION		POLESTAR PERFORMANCE AB

By:	/s/ MariaHemberg	By:	/s/ Anna Rudensjö
Title:	General Counsel	Title:	General Counsel

By:	/s/Björn Annwall	By:	/s/ Dennis Nobelius
Title:	CFO	Title:	COO

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PS20-033

LICENSE AGREEMENT

APPENDIX 2, revision 1

GENERAL TERMS

1.	BACKGROUND

This Appendix 2, General Terms – License Agreement (Development for Common Use), (the “General Terms”) is an Appendix to the Main Document and is an integrated part of the License Agreement entered into between the Parties.

2.	DEFINITIONS

2.1

For the purpose of these General Terms, the following terms shall have the meanings assigned to them below. All capitalized terms in singular in the list of definitions shall have the same meaning in plural and vice versa. Any capitalized terms used, but not specifically defined below in this Section 2, shall have the meaning ascribed to them in the License Agreement.

2.2	“Appendix” means an appendix to the Main Document.

2.3

“Change Management” means maintenance and development of Project Results, to be performed 90 days after the start of production of the first vehicle in which the Project Results are installed, incorporated, included or otherwise used, and which are driven by for example legal requirements or changes in other products/parts having an effect on the Project Results.

2.4

“Confidential Information” means any and all non-public information regarding the Parties and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to the existence, content and subject matter of this License Agreement, information relating to Intellectual Property Rights, concepts, technologies, processes, commercial figures, techniques, algorithms, formulas, methodologies, know- how, strategic plans and budgets, investments, customers and sales, designs, graphics, CAD models, CAE data, statement of works (including engineering statement of works and any high level specification), targets, test plans/reports, technical performance data and engineering sign-off documents and other information of a sensitive nature, that a Party learns from or about the other Party prior to or after the execution of this License Agreement.

2.5	“Data Room” means (if applicable) the information sharing platform agreed to be used between the Parties for making available the Project Results to Licensee.

2.6	“Disclosing Party” means the Party disclosing Confidential Information to the Receiving Party.

2.7	“Force Majeure Event” shall have the meaning set out in Section 14.1.1.

2.8

“Industry Standard” means the exercise of such professionalism, skill, diligence, prudence and foresight that would normally be expected at any given time from a skilled and experienced actor engaged in a similar type of undertaking as under this License Agreement.

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PS20-033

2.9

“Intellectual Property Rights” or “IP” means Patents, Non-patented IP and rights in Confidential Information to the extent protected under applicable laws anywhere in the world. For the avoidance of doubt, Trademarks are not comprised by this definition.

2.10	“License Agreement” means the Main Document including all of its Appendices and their Schedules as amended from time to time.

2.11	“License Fee” means the license fee as set out in the Main Document.

2.12	“Licensor IP” means the Intellectual Property Rights either:

(a)	owned by Licensor;

(b)	created, developed or invented by directors, managers, employees or consultants of Licensor; or

(c)	to which the Licensor has licensed rights instead of ownership and the right to grant a sublicense prior to the execution of this License Agreement, and any Intellectual Property Rights developed or otherwise acquired independently of this License Agreement.

2.13	“Main Document” means the contract document which is signed by Licensor and Licensee, to which these General Terms are an Appendix.

2.14

“Non-patented IP” means copyrights (including rights in computer software), database rights, semiconductor topography rights, rights in designs, and other intellectual property rights (other than Trademarks and Patents) and all rights or forms of protection having equivalent or similar effect anywhere in the world, in each case whether registered or unregistered, and registered includes registrations, applications for registration and renewals whether made before, on or after execution of this License Agreement.

2.15

“Patent” means any patent, patent application, or utility model, whether filed before, on or after execution of this License Agreement, along with any continuation, continuation-in- part, divisional, re-examined or re-issued patent, foreign counterpart or renewal or extension of any of the foregoing.

2.16

“Project Results” shall mean the outcome of what is described in the Project Specification (including but not limited to the technology, software, methods, processes, deliverables, objects, products, documentation, modifications, improvements, and/or amendments to be finalised by Licensor under the Project Specification) and any other outcome or result of the activities to be performed by Licensor as described in the Project Specification, irrespective of whether the performance of the Work has been completed or not.

2.17	“Receiving Party” means the Party receiving Confidential Information from the Disclosing Party.

2.18

“Project Specification” means the technical and functional statement of work, which describes the Project Results that shall be developed by Licensor hereunder, which is set out in Appendix 1, Project Specification.

2.19	“Service User” means any legal entity which has a branded version of GOLD.

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2.20	“Territory” shall mean the territory defined in the Main Document.

2.21	“Third Party” means a party other than any of the Parties and/or an Affiliate of one of the Parties to this License Agreement.

2.22

“Trademarks” means trademarks (including part numbers that are trademarks), service marks, logos, trade names, business names, assumed names, trade dress and get-up, and domain names, in each case whether registered or unregistered, including all applications, registrations, renewals and the like, in each case to the extent they constitute rights that are enforceable against Third Parties.

2.23

“Use” means to make, have made, use (including in a process, such as use in designing, engineering, testing or assembling products or in their research or development), keep, install, integrate, extract, assemble, reproduce, incorporate, create derivative works of, modify, adapt, improve, enhance, develop, service or repair, including in the case of installation, integration, assembly, service or repair, the right to have a subcontractor of any tier carry out any of these activities on behalf of Licensee.

2.24

The right to “have made” is the right of Licensee, as applicable, to have another person (or their subcontractor of any tier) make for Licensee and does not include the right to grant sublicenses to another person to make for such person’s own use or use other than for Licensee.

2.25	“Work” means the activities performed by Licensor when finalising the Project Results, in accordance with the Project Specification and these General Terms.

3.	THE PROJECT RESULTS

3.1

General. The Project Results and any Licensor IP thereto to be licensed from Licensor to Licensee under this License Agreement are further described in the Project Specification, and shall be developed in accordance with the principles set out therein.

3.2	Development of the Project Results.

3.2.1

When finalising the Project Results, Licensor shall use professional and skilled personnel, reasonably experienced for the Work to be performed. Licensor shall work according to the same standard of care and professionalism that is done in Licensor’s internal development projects. Such standard of care and professionalism shall however at all times correspond to Industry Standard. In addition, the Project Results and any Licensor IP thereto shall comply with applicable laws and regulations to the extent set out in the Project Specification.

3.2.2

Licensor agrees that when the Project Results, including any Licensor IP thereto, have been finalised, they shall correspond to the requirements set out in this License Agreement and shall comply with applicable laws and regulations.

3.2.3

In the event the Project Results, including any Licensor IP thereto, or any part thereof, more than insignificantly deviate from the requirements set forth in the Project Specification, or otherwise are faulty or defective (except for minor faults and defects, which do affect the intended use of the Project Results), Licensor shall remedy such incompliance, fault or defect as soon as reasonably possible.

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3.2.4

Licensor acknowledges that time is of essence and Licensor agrees to strictly respect and adhere to the deadlines set out in Appendix 1. In the event Licensor risks not to meet an agreed deadline or is otherwise in delay, Licensor shall appoint additional resources in order to avoid the effects of the anticipated delay or the delay (as the case may be).

3.2.5

In the event Licensor fails to act in accordance with Section 3.2.3 and 3.2.4 above, such failure shall be escalated in accordance with the escalation principles set forth in Section 16.1 and eventually give Licensee the right to terminate the License Agreement in accordance with Section 13.3.

3.3	Making available the Project Results.

3.3.1

Licensor shall make the Project Results (or if not finalised, any part of the Project Results that has been finalised) available to Licensee within the timeframes specified in Appendix 1, but under all circumstances promptly after any part of the Project Results has been finalised.

3.3.2

The Project Results (or any finalised part thereof) shall be made available by Licensor to Licensee if such files have been electronically loaded into and made accessible by Licensor in the Data Room agreed upon (if applicable).

3.4

Change Management. Licensor has an obligation to, upon Licensee’s request, perform Change Management in relation to the developed Project Results, such as changes required in order to maintain functionality, adjust the Project Results due to new technical solutions etc. For the avoidance of doubt, the performance of Change Management is however not governed by this License Agreement, but shall be subject to a separate agreement between the Parties, which the Parties upon either Party’s request shall execute.

4.	LICENSE

4.1	License grant.

4.1.1

Licensor hereby grants to Licensee a non-exclusive, irrevocable, perpetual (however at least 50 years long (however, in no event shall such time exceed the validity period of any Licensor IP included in the license described hereunder)), fully paid-up (through Licensee’s due payment of the License Fee), non-assignable (however assignable to Licensee’s Affiliates) license to, within in the Territory;

(a)	Use, in whole or in part, the Project Results and any Licensor IP therein and thereto; and

(b)

design, engineer, Use, make and have made, repair, service, market, sell and make available products and/or services based on, incorporating or using the Project Results and Licensor IP referred to in (a) above, in whole or in part.

4.1.2

Notwithstanding anything to the contrary in the License Agreement, nothing in these General Terms or otherwise in the License Agreement shall be construed as to give Licensee any rights, including but not limited to any license rights (express or implied), to any Licensor IP, except as expressly stated herein.

4.1.3

The license granted to Licensee under Section 4.1.1 above shall be fully sublicensable to Licensee’s Affiliates. For the avoidance of doubt, Licensor shall be entitled to license the Project Results, including any Licensor IP therein, to Licensor’s Affiliates without prior written consent from Licensee.

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4.1.4

In the event either Licensee or Licensor would want to sublicense/license the rights granted to Licensee under Section 4.1.1 above in whole, or a substantial part of said rights, to a Third Party which is not under the control of Zhejiang Geely Holding Group Co., Ltd. or any of its affiliates, such sublicense/license requires the prior written approval of the other Party, which shall not be unreasonably withheld or delayed (whereby a sublicense/license to a Third Party which is a competitor of either Party is an example of what could be deemed unreasonable). Any approval in accordance with the foregoing shall be handled at a high governance level by the Strategic Board. For the avoidance of doubt, the other Party has no obligation to provide any support regarding sublicensing/licensing of any rights connected to this License Agreement to a Party providing a sublicense/license to a Third Party, unless otherwise agreed by the Parties.

4.1.5

Correspondingly, in the event either Licensee or Licensor would want to sublicense/license the rights granted to Licensee under Section 4.1.1 above in whole, or a substantial part of said rights, to a party which is under the control of Zhejiang Geely Holding Group Co., Ltd. or any of its affiliates, such sublicense/license requires the prior written approval of the other Party, which shall not be unreasonably withheld or delayed (whereby a sublicense/license to a Third Party which is a competitor of either Party is an example of what could be deemed unreasonable). Any approval in accordance with the foregoing shall be handled by the Steering Committee.

4.1.6

In the event any of the Parties sublicense/license their rights under this License Agreement to a Third Party, according to Sections 4.1.4 or 4.1.5 above, the Parties agree that the revenue acquired by such Third Party shall contribute both Parties equally. This will, however, be governed by a separate contract related to GOLD operations and maintenance (agreement number PS20-034).

5.	INTELLECTUAL PROPERTY RIGHTS

5.1	Ownership.

5.1.1

Each Party remains the sole and exclusive owner of (i) any Intellectual Property Rights owned prior to the execution of this License Agreement, (ii) any Intellectual Property Rights developed or otherwise acquired independently of this License Agreement, and (iii) any Intellectual Property Rights which are modifications, amendments or derivatives of any Intellectual Property Rights already owned by such Party.

5.1.2	Nothing in this License Agreement shall be deemed to constitute an assignment of, or license to use, any Trademarks of the other Party, except for what is stated in section 5.4 below.

5.1.3

Licensor shall be the sole and exclusive owner of the Project Results, including any Licensor IP thereto, which includes any modifications, amendments and improvements made of the Project Results. Nothing in these General Terms or in the License Agreement shall be deemed an assignment of ownership of the Project Results, including any Licensor IP thereto, from Licensor to Licensee.

5.2	Suspected infringement.

5.2.1	Licensee shall promptly (upon becoming aware) notify Licensor in writing of:

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(a)

any conduct of a Third Party that Licensee reasonably believes to be, or reasonably believes to be likely to be, an infringement, misappropriation or other violation of any Intellectual Property Rights licensed to Licensee hereunder by a Third Party; or

(b)

any allegations made to Licensee by a Third Party that any Intellectual Property Rights licensed hereunder are invalid, subject to cancellation, unenforceable, or is a misappropriation of any Intellectual Property Rights of a Third Party.

5.2.2

In the event that Licensee has provided Licensor a notification pursuant to Section 5.2.1(a) above, and Licensor decides not to take any action against the Third Party, Licensor may approve in writing that Licensee shall be entitled to itself take action against the Third Party at its own cost. If Licensor approves, it shall provide reasonable assistance to Licensee, as requested by Licensee at Licensee’s expense. If Licensor does not approve to Licensee taking such action, the issue should be escalated to the Strategic Board for decision.

5.2.3

For the avoidance of doubt, Licensor has no responsibility in the event the Project Results are alleged to infringe in any Third Party’s Intellectual Property Rights and Licensor has, except for what is set out above in this Section 5.2 no obligation to defend and hold Licensee harmless from and against any alleged infringements.

5.3	Volvo brand name.

5.3.1

For the sake of clarity, it is especially noted that this License Agreement does not include any right to use the “Volvo” brand name, or Trademarks, or refer to “Volvo” in communications or official documents of whatever kind. The Parties acknowledge that the “Volvo” Trademarks as well as the “Volvo” name is owned by Volvo Trademark Holding AB and that the right to use the name and the “Volvo” Trademarks is subject to a license agreement, which stipulates that the name, Trademarks and all thereto related Intellectual Property can only be used by Volvo Car Corporation and its Affiliates in relation to Volvo products.

5.3.2

This means that this License Agreement does not include any rights to directly or indirectly use the “Volvo” brand name or “Volvo” Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence

5.4	Polestar brand name.

5.4.1

This License Agreement includes the right to use the Polestar brand name or Trademarks, or refer to Polestar for the limited purpose of what is needed to develop the GOLD platform. When using the Polestar Trademark or Polestar brand name the Licensor shall, with respect to the GOLD platform limitations, comply with any instructions or guidelines provided by Licensee.

5.4.2

For the avoidance of doubt, this License Agreement does not include any other rights to directly or indirectly use the Polestar brand name or Polestar Trademarks, on or for any products outside the scope of this License Agreement, or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence, unless with the prior written consent of Polestar.

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6.	LICENSE FEE

6.1

In consideration of Licensor’s performance of its obligations under the License Agreement and the license granted from Licensor to Licensee hereunder, Licensee agrees to pay to Licensor the License Fee as set out in the Main Document.

7.	PAYMENT TERMS

7.1	The License Fee shall be paid in the currency set out in the Main Document, in a timely manner and in accordance with the payment terms set forth in this Section 7.

7.2

Licensor is responsible for charging and declaring sales tax/VAT or other taxes as follow from applicable law. Any applicable sales tax/VAT on the agreed price will be included in the invoices and paid by the Licensee. All amounts referred to in this License Agreement are exclusive of VAT.

7.3

If Licensor is obligated to collect or pay taxes, such taxes shall be invoiced to Licensee, unless Licensee provides a valid tax exemption certificate authorized by the appropriate Tax Authority. If Licensee is required by law to withhold any taxes from its payments Licensee must provide an official tax receipt or other appropriate documentation to support this withholding.

7.4	Any amount of the License Fee invoiced by Licensor to Licensee shall be paid by Licensee within 30 days after the invoice date.

7.5

Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be based on the one month applicable interbank rate, depending on invoice and currency, with an addition of two per cent (2.0%) per annum.

7.6	Any paid portion of the License Fee is non-refundable, with the exception set forth in the Main Document.

8.	AUDIT

8.1

During the Term of the License Agreement, Licensee shall have the right to, upon reasonable notice in writing to Licensor, inspect Licensor’s books and records related to the Project Results and the premises where the Work is carried out, in order to conduct quality controls and otherwise verify the statements rendered under this License Agreement.

8.2

Audits shall be made during regular business hours and be conducted by Licensee or by an independent auditor appointed by Licensee. Should Licensee during any inspection find that Licensor or the Project Results does/do not fulfil the requirements set forth herein, Licensee is entitled to comment on the identified deviations. Licensor shall, upon notice from Licensee, take reasonable efforts to take the actions required in order to fulfil the requirements. In the event the Parties cannot agree upon measures to be taken in respect of the audit, each Party shall be entitled to escalate such issue to the Steering Committee.

9.	WARRANTIES

9.1	Each Party warrants and represents to the other Party that:

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(a)	it is duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable;

(b)	it has full corporate power and authority to execute and deliver this License Agreement and to perform its obligations hereunder;

(c)

the execution, delivery and performance of this License Agreement have been duly authorized and approved, with such authorization and approval in full force and effect, and do not and will not (i) violate any laws or regulations applicable to it or (ii) violate its organization documents or any agreement to which it is a party; and

(d)	this License Agreement is a legal and binding obligation of it, enforceable against it in accordance with its terms.

9.2

The Parties acknowledge that the Project Results, including any Licensor IP thereto, are licensed to Licensee on an “as is” basis, without any warranties or representations of any kind (except for the warranties in Section 9.1 above), whether implied or express, and in particular any warranties of suitability, merchantability, description, design and fitness for a particular purpose, non-infringement, completeness, systems integration and accuracy are expressly excluded to the maximum extent permissible by law.

10.	LIMITATION OF LIABILITY

10.1	Neither Party shall be responsible for any indirect, incidental or consequential damage or any losses of production or profit caused by it under this License Agreement.

10.2

Each Party’s aggregate liability for any direct damage arising out of or in connection with this License Agreement shall be limited to 30 % of the total License Fee payable by Licensee to Licensor hereunder.

10.3	The limitations of liability set forth in this Section 10 shall not apply in respect of damage;

(a)	claims related to death or bodily injury;

(b)	caused by wilful misconduct or gross negligence;

(c)	caused by a Party’s breach of the confidentiality undertakings in Section 12 below; or

(d)	arising out of an infringement, or alleged infringement, of the other Party’s or any third party’s Intellectual Property.

11.	GOVERNANCE AND CHANGES

11.1	Governance.

11.1.1

The Parties shall act in good faith in all matters and shall at all times co-operate in respect of changes to this License Agreement as well as issues and/or disputes arising under this License Agreement.

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11.1.2

The governance and co-operation between the Parties in respect of this License Agreement shall primarily be administered on an operational level. In the event the Parties on an operational level cannot agree upon inter alia the prioritisation of development activities or other aspects relating to the co-operation between the Parties, each Party shall be entitled to escalate such issue to the relevant governance forum, i.e. the Steering Committee and the Strategic Board respectively.

11.1.3	If the Steering Committee fails to agree upon a solution of the disagreement the relevant issue should be escalated to the Strategic Board for decision.

11.2	Changes.

11.2.1

During the term of the Project Specification, either Party can request changes to the Project Specification, which shall be handled in accordance with the governance procedure set forth in Section 11.1 above. Both Parties agree to act in good faith to address and respond to any requested change requests within a reasonable period of time.

11.2.2

The Parties acknowledge that Licensor will not perform in accordance with such change request until agreed in writing between the Parties. For the avoidance of any doubt, until there is agreement about the requested change, all work shall continue in accordance with the existing Project Specification.

12.	CONFIDENTIAL INFORMATION

12.1	The Parties shall take any and all necessary measures to comply with the security and confidentiality procedures of the other Party.

12.2

All Confidential Information shall only be used for the purposes comprised by the fulfilment of this License Agreement. Each Party will keep in confidence any Confidential Information obtained in relation to this License Agreement and will not divulge the same to any Third Party, unless the exceptions specifically set forth below in this Section 12.2 below apply, in order to obtain patent protection or when approved by the other Party in writing, and with the exception of their own officers, employees, consultants or sub-contractors with a need to know as to enable such personnel to perform their duties hereunder. This provision will not apply to Confidential Information which the Receiving Party can demonstrate:

(a)	was in the public domain other than by breach of this undertaking, or by another confidentiality undertaking;

(b)	was already in the possession of the Receiving Party before its receipt from the Disclosing Party;

(c)	is obtained from a Third Party who is free to divulge the same;

(d)	is required to be disclosed by mandatory law, court order, lawful government action or applicable stock exchange regulations;

(e)	is reasonably necessary for either Party to utilize its rights and use of its Intellectual Property Rights; or

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(f)	is developed or created by one Party independently of the other, without any part thereof having been developed or created with assistance or information received from the other Party.

12.3

The Receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, as the Receiving Parts uses to protect its own Confidential Information of similar nature, to prevent the dissemination to Third Parties or publication of the Confidential Information. Further, each Party shall ensure that its employees and consultants are bound by a similar duty of confidentiality and that any subcontractors taking part in the fulfilment of that Party’s obligations hereunder, enters into a confidentiality undertaking containing in essence similar provisions as those set forth in this Section 12.

12.4

Any tangible materials that disclose or embody Confidential Information should be marked by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by the Disclosing Party as confidential at the time of disclosure, with subsequent confirmation in writing within 30 days after disclosure. However, the lack of marking or subsequent confirmation that the disclosed information shall be regarded as “Confidential”, “Proprietary” or the substantial equivalent thereof does not disqualify the disclosed information from being classified as Confidential Information.

12.5

If any Party violates any of its obligations described in this Section 12, the violating Party shall, upon notification from the other Party, (i) immediately cease to proceed such harmful violation and take all actions needed to rectify said behaviour and (ii) financially compensate for the harm suffered as determined by an arbitral tribunal pursuant to Section 16.2 below. All legal remedies (compensatory but not punitive in nature) according to law shall apply.

12.6

For the avoidance of doubt, this Section 12 does not permit disclosure of source code to software, and/or any substantial parts of design documents to software, included in the Project Results, to any Third Party, notwithstanding what it set forth above in this Section 12. Any such disclosure to any Third Party is permitted only if approved in writing by Licensor.

12.7	Confidential Information of Service Users in GOLD.

12.7.1

The Parties agree and acknowledge that GOLD shall have other Service Users. In the event that another Service User’s Confidential Information, which might be saved in GOLD by such Service User, become visible and accessible to Licensee due to the fact that the Service Users technically share the same application, the Parties agree and acknowledge that the license granted to Licensee under Section 4.1 does not grant to Licensee any rights to another Service User’s Confidential Information. In the event that Licensor has access to Licensee’s Confidential Information saved in GOLD by Licensee, Licensor shall not have any right or license to access or use such Confidential Information.

12.7.2

Notwithstanding Section 12.7.1, the Parties acknowledge that each Party shall be entitled to access such Confidential Information, if necessary, in order to, and only in so far as to, perform its undertakings under this License Agreement and its related service agreement that the Parties have entered into on the same date (agreement no. PS20-034).

12.7.3

If any of the Parties determine that a Service User’s Confidential Information becomes visible and accessible to a Party that is not the owner of such Confidential Information due to the fact that the Parties technically share the application, the Parties shall in good faith discuss the above issues on a running basis in order to implement a solution that prevents the unauthorized access to such Confidential Information.

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12.7.4

Neither Party shall be liable for wrongful access of another Service User’s Confidential Information, provided that the Party in question has acted in good faith and has taken appropriate measures to immediately cease any unauthorised access thereof.

12.8	This confidentiality provision shall survive the expiration or termination of this License Agreement without limitation in time.

13.	TERM AND TERMINATION

13.1

This License Agreement shall become effective when the Main Document is signed by duly authorised signatories of each Party and shall, unless terminated in accordance with this Section 13 below, remain in force during the validity of the license period of the license granted to Licensee hereunder.

13.2	Either Party shall be entitled to terminate this License Agreement with immediate effect in the event:

(a)

the other Party commits a material breach of the terms of this License Agreement, which has not been remedied within 30 days from written notice from the other Party to remedy such breach (if capable of being remedied); or

(b)

if the other Party should become insolvent or enter into negotiations on composition with its creditors or a petition in bankruptcy should be filed by it or it should make an assignment for the benefit of its creditors.

13.3

Furthermore, Licensee is entitled to terminate this License Agreement with immediate effect in case Licensor acts in breach, which is not insignificant, of what is set forth in Section 3.2.3 and 3.2.4 provided that the issue first has been escalated in accordance with Section 16.1.

13.4	For the avoidance of doubt, neither Party shall be entitled to unilaterally terminate this License Agreement for convenience.

14.	MISCELLANEOUS

14.1	Force majeure.

14.1.1

Neither Party shall be liable for any failure or delay in performing its obligations under the License Agreement to the extent that such failure or delay is caused by a Force Majeure Event. A “Force Majeure Event” means any event beyond a Party’s reasonable control, which by its nature could not have been foreseen, or, if it could have been foreseen, was unavoidable, including strikes, lock-outs or other industrial disputes (whether involving its own workforce or a Third Party’s), failure of energy sources or transport network, restrictions concerning motive force, acts of God, war, terrorism, insurgencies and riots, civil commotion, mobilization or extensive call ups, interference by civil or military authorities, national or international calamity, currency restrictions, requisitions, confiscation, armed conflict, malicious damage, breakdown of plant or machinery, nuclear, chemical or biological contamination, sonic boom, explosions, collapse of building structures, fires, floods, storms, stroke of lightning, earthquakes, loss at sea, epidemics or similar events, natural disasters or extreme adverse weather conditions, or default or delays of suppliers or subcontractors if such default or delay has been caused by a Force Majeure Event.

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14.1.2

A non-performing Party, which claims there is a Force Majeure Event, and cannot perform its obligations under the License Agreement as a consequence thereof, shall use all commercially reasonable efforts to continue to perform or to mitigate the impact of its non- performance notwithstanding the Force Majeure Event and shall continue the performance of its obligations as soon as the Force Majeure Event ceases to exist.

14.2

Notices. All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this License Agreement must be in legible writing in the English language delivered by personal delivery, email transmission or prepaid overnight courier using an internationally recognized courier service and shall be effective upon receipt, which shall be deemed to have occurred:

(a)	in case of personal delivery, at the time and on the date of personal delivery;

(b)	if sent by email transmission, at the time and date indicated on a response confirming such successful email transmission;

(c)	if delivered by courier, at the time and on the date of delivery as confirmed in the records of such courier service; or

(d)	at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation;

in each case provided that if such receipt occurred on a non-business day, then notice shall be deemed to have been received on the next following business day; and provided further that where any notice, demand, request or other communication is provided by any party by email, such party shall also provide a copy of such notice, demand, request or other communication by using one of the other methods. All such notices, demands, requests and other communications shall be addressed to the address, and with the attention, as set forth in the Main Document, or to such other address, number or email address as a Party may designate.

14.3	Assignment.

14.3.1	Neither Party may, wholly or partly, assign, pledge or otherwise dispose of its rights and/or obligations under this License Agreement without the other Party’s prior written consent.

14.3.2	Notwithstanding the above, each Party may assign this License Agreement to an Affiliate without the prior written consent of the other Party.

14.4

Waiver. Neither Party shall be deprived of any right under this License Agreement because of its failure to exercise any right under this License Agreement or failure to notify the infringing party of a breach in connection with the License Agreement. Notwithstanding the foregoing, rules on complaints and limitation periods shall apply.

14.5

Severability. In the event any provision of this License Agreement is wholly or partly invalid, the validity of the License Agreement as a whole shall not be affected and the remaining provisions of the License Agreement shall remain valid. To the extent that such invalidity materially affects a Party’s benefit from, or performance under, the License Agreement, it shall be reasonably amended.

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14.6

Entire agreement. All arrangements, commitments and undertakings in connection with the subject matter of this License Agreement (whether written or oral) made before the date of this License Agreement are superseded by this License Agreement and its Appendices.

14.7	Amendments. Any amendment or addition to this License Agreement must be made in writing and signed by the Parties to be valid.

14.8

Survival. If this License Agreement is terminated or expires pursuant to Section 13 above, Section 12 (Confidentiality), Section 15 (Governing Law), Section 16 (Dispute Resolution) as well as this Section 14.8, shall survive any termination or expiration and remain in force as between the Parties after such termination or expiration.

15.	GOVERNING LAW

15.1

This License Agreement and all non-contractual obligations in connection with this License Agreement shall be governed by the substantive laws of Sweden without giving regard to its conflict of laws principles.

16.	DISPUTE RESOLUTION

16.1	Escalation principles.

16.1.1

In case the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and each Party shall notify the other Party hereof by the means of a deadlock notice and simultaneously send a copy of the notice to the Steering Committee. Upon the receipt of such a deadlock notice, the receiving Party shall within ten days of receipt, prepare and circulate to the other Party a statement setting out its position on the matter in dispute and reasons for adopting such position, and simultaneously send a copy of its statement to the Steering Committee. Each such statement shall be considered by the next regular meeting held by the Steering Committee or in a forum meeting specifically called upon by either Party for the settlement of the issue.

16.1.2

The members of the Steering Committee shall use reasonable endeavours to resolve a deadlock situation in good faith. As part thereof, the Steering Committee may request the Parties to in good faith develop and agree on a plan to resolve or address the breach, to be presented for the Steering Committee without undue delay. If the Steering Committee agrees upon a resolution or disposition of the matter, the Parties shall agree in writing on terms of such resolution or disposition and the Parties shall procure that such resolution or disposition is fully and promptly carried into effect.

16.1.3

If the Steering Committee cannot settle the deadlock within 30 days from the deadlock notice pursuant to the section above, despite using reasonable endeavours to do so, such deadlock will be referred to the Strategic Board for decision. If no Steering Committee has been established between the Parties, the relevant issue shall be referred to the Strategic Board. Should the matter not have been resolved by the Strategic Board within 30 days counting from when the matter was referred to them, despite using reasonable endeavours to do so, the matter shall be resolved in accordance with Section 16.2 below.

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16.1.4

All notices and communications exchanged in the course of a deadlock resolution proceeding shall be considered Confidential Information of each Party and be subject to the confidentiality undertaking in Section 12 above.

16.1.5

Notwithstanding the above, the Parties agree that either Party may disregard the time frames set forth in this Section 16.1 and apply shorter time frames and/or escalate an issue directly to the Strategic Board in the event the escalated issue is of an urgent character and where the applicable time frames set out above are not appropriate.

16.2	Arbitration.

16.2.1

Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce, whereas the seat of arbitration shall be Gothenburg, Sweden, the language to be used in the arbitral proceedings shall be English, and the arbitral tribunal shall be composed of three arbitrators.

16.2.2

Irrespective of any discussions or disputes between the Parties, each Party shall always continue to fulfil its undertakings under this Agreement unless an arbitral tribunal or court (as the case may be) decides otherwise.

16.2.3

In any arbitration proceeding, any legal proceeding to enforce any arbitration award, or any other legal proceedings between the Parties relating to this Agreement, each Party expressly waives the defence of sovereign immunity and any other defence based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Such waiver includes a waiver of any defence of sovereign immunity in respect of enforcement of arbitral awards and/or sovereign immunity from execution over any of its assets.

16.2.4	All arbitral proceedings as well as any and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential.

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